CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports, dated January 27, 1997, included in Snap-on Incorporated's Form 10-K for the fiscal year ended December 28, 1996 and to all references to our Firm included in this registration statement.


   /s/ Arthur Andersen LLP

   Chicago, Illinois
   December 1, 1997